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                                                                   Exhibit 10.76

                      LOAN AGREEMENT AND PROMISSORY NOTE
                              FOR LINE OF CREDIT

                                                                  March 23, 2000
                                                         Los Angeles, California

     Upon the written request of LLO-Gas, Inc., a Delaware corporation (hereinafter referred to as "Debtor"), with a place of business at 23805 Stuart Ranch Rd. 265, Malibu, CA 90265, Atlantic Richfield Company, a Delaware corporation (hereinafter referred to as "ARCO"), with a place of business at 333 South Hope Street, Los Angeles, CA 90071, may, in its sole and absolute discretion, and subject to Debtor's full compliance with the specific terms and conditions set forth herein, make advances to Debtor ("Revolving Advances") in an aggregate amount up to, but in any event not greater than, $300,000 (the "Maximum Revolving Loan Amount"). These Revolving Advances shall be used by Debtor for the purpose of purchasing gasoline and other product from ARCO, making royalty payments to ARCO, and for no other purposes whatsoever. ARCO shall not charge interest on the Revolving Advances made to Debtor, except as specifically set forth herein. Debtor shall pay to ARCO all charges for returned items and all other bank charges incurred by ARCO, as well as ARCO's standard wire transfer charges for each wire transfer made under this Promissory Note For Line of Credit (this "Promissory Note").

     In consideration of and as a material inducement for ARCO to enter into this Promissory Note, Debtor agrees to obtain a $150,000.00 Letter of Credit ("New Letter of Credit") naming ARCO as the beneficiary. The New Letter of Credit shall be issued by a financial institution entirely acceptable to ARCO on terms and conditions entirely acceptable to ARCO, in its sole discretion. The New Letter of Credit shall remain in effect until December 29, 2000, and will secure in all respects the obligations of Debtor to ARCO under this Promissory Note to the full extent of the New Letter of Credit.

     The maturity date of this Promissory Note, on which date all principal and other sums of every kind payable hereunder shall be all due and owing, is September 22, 2000 (the "Maturity Date"). Debtor shall not request of or receive from ARCO any further Revolving Advances on or after the Maturity Date irrespective of whether the entire Maximum Revolving Loan Amount has been disbursed hereunder prior to the Maturity Date.

     If repayment of the amounts due and owing under this Promissory Note is not received by ARCO on or before the Maturity Date, then in addition to the other remedies conferred upon ARCO in this Promissory Note, in the MOU, the Promissory Note with a face amount of Three Hundred and Ninety-Eight Thousand, Three Hundred Ten Dollars and Eighty-Six Cents ($398,310.86), the Letter of Credit, the New Letter of Credit, or otherwise at law or in equity, debtor will pay ten percent (10%) per annum, or the maximum rate of interest permitted by law on any sums remaining due after the maturity date.

     Any of the following events shall be an "Event of Default" under this Promissory Note: (1) default by Debtor in payment of the entire outstanding balance of principal and other charges due hereunder on or before the Maturity Date; (2) breach by Debtor of any term, covenant, condition, agreement, representation, or warranty set forth herein or in that certain
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Memorandum of Understanding between Debtor and ARCO dated March 23, 2000 (the
"MOU") or in that certain Promissory Note, of even date herewith, given by Debtor to ARCO in the original, principal amount of $398,310.86 (the "Delinquent Amount Note"); (3) any occurrence having a material adverse effect on that certain Irrevocable Letter of Credit issued by Sterling National Bank dated October 22, 1999, and bearing No. SLC 100002 securing the Delinquent Amount Note, as amended to comply with the MOU (the "Letter of Credit"), including but not limited to, any cancellation, expiration or withdrawal thereof, or any reduction in the amount of the Letter of Credit below $322,115.81; (4) any occurrence having a material adverse effect on the New Letter of Credit, including, but not limited to, any cancellation, expiration or withdrawal thereof, or any reduction in the total principal amount available under the New Letter of Credit below $150,000. Upon the occurrence of an Event of Default hereunder, then at the option of ARCO, all Revolving Advances made by ARCO to Debtor which remain outstanding and unpaid shall immediately become due and payable without notice or demand. No delay or failure by ARCO in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right by ARCO, and no exercise of any right or remedy shall be deemed a waiver of any other right or remedy which ARCO has or may have hereunder, under the MOU, the Delinquent Amount Note, the Letter of Credit, the New Letter of Credit, at law or in equity.

     Upon the occurrence of any Event of Default, ARCO, without notice or demand, shall have no further obligation of any kind to make Revolving Advances to Debtor under this Promissory Note or any other agreement between Debtor and ARCO. The foregoing shall in no way affect, limit, or waive ARCO's sole and absolute discretion in making or declining to make Revolving Advances under this Note.

     Should it become necessary for ARCO to employ counsel to collect or enforce this Promissory Note, or to protect the security for the same, Debtor agrees to pay, to the extent permitted by applicable law, all costs, charges, disbursements and reasonable attorneys' fees incurred by ARCO in collecting or enforcing payment thereof or in protecting the same. There is no pre-payment penalty or premium for early payment of this Promissory Note.

     Debtor and all persons liable for the payment of this Promissory Note waive presentment for payment, demand, protest, and notice of demand, protest and non-payment, and consent to any and all renewals, extensions or modifications which might be made by ARCO as to the time of payment of this Promissory Note from time to time, and further agree that the security for this Promissory Note or any portion thereof may from time to time be modified or released in whole or in part without affecting the liability of any party liable for the payment of this Promissory Note. Debtor and all persons liable hereon or liable for the payment of this Promissory Note also hereby waive (i) the right, if any, to the benefit of, or to direct the application of, any security hypothecated to ARCO until all indebtedness of Debtor to ARCO, however arising, shall have been paid, and (ii) the right to require ARCO to proceed against Debtor, or to pursue any other right, recourse or remedy in ARCO's power.

     Debtor agrees that, to the extent that ARCO receives any payments under this Promissory Note, which payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise required to be repaid to either Debtor or, as the case may be, Debtor's debtor-in-possession, estate, trustee, receiver or any other party, for any
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reason, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the portion of Debtor's obligation hereunder which has been paid, reduced or satisfied by the amount which ARCO was required to disgorge shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. Further, in the event Debtor has filed a petition for relief or an involuntary petition has been filed against Debtor pursuant to the United States Bankruptcy Code or similar law or an assignment for the benefit of creditors has been filed by Debtor or has been filed against Debtor, ARCO may draw down the New Letter of Credit in the full amount of any payments made to ARCO in repayment of this Promissory Note which are, or could be deemed, preference payments subject to return to the bankruptcy estate. Upon payment under the New Letter of Credit, ARCO will remit the preference payments to the estate of Debtor.

     Each individual signing this Promissory Note on behalf of Debtor represents and warrants that he is duly authorized to execute and deliver this Promissory Note on behalf of Debtor.

     This Promissory Note shall in all respects be governed by and construed in accordance with the internal laws of the State of California, including all matters or construction, validity and performance. Debtor consents to the jurisdiction of the courts of the State of California.


     IN WITNESS WHEREOF, this Promissory Note is executed as of this 23 day of March, 2000.

                              LLO-GAS, INC.,
                              a Delaware corporation


                              By: /s/ John Castellucci
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                              Its: President
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